Exhibit 10.4

STATE OF SOUTH DAKOTA

BOARD OF ECONOMIC DEVELOPMENT

REVOLVING ECONOMIC DEVELOPMENT AND INITIATIVE FUND

(ARSD 68:02:01)

GUARANTY AGREEMENT

REDI Loan Number 11-04-A

GUARANTY AGREEMENT, made and entered into this 2nd day of November, 2011, by and between the State of South Dakota, Board of Economic Development, 711 East Wells Avenue, Pierre, South Dakota 57501 (herein “BED”), and Manitex International, Inc. of 9725 Industrial Drive, Bridgeview, IL 60455, (herein the “Guarantor”).

WHEREAS, Manitex Load King, Inc. (the “Borrower”) made an application (the “Application”) dated May 17, 2011 for a loan from the Revolving Economic Development and Initiative Fund, for the purposes of Borrower’s business expansion or relocation in the State of South Dakota (the “Project”), as described with particularity in the Application and in the Loan Documents, which are by this reference incorporated herein,; and,

WHEREAS, the Application was approved by BED and the Borrower and BED entered into a certain Revolving Economic Development and Initiative Fund (“REDI”) Loan Agreement dated the date hereof (the “Loan Agreement”), whereby BED loaned to Borrower the sum of $857,500 together with interest thereon at 3% per annum, due and payable as set forth in the Promissory Note of even date, and pursuant to the terms and conditions of the other Loan Documents executed by Borrower and BED in connection with this Loan and Project, all pursuant to SDCL Chapter 1-33 and 1-16G, as amended, and ARSD Article 68:02 (the “BED Loan”); and,

WHEREAS, the Borrower also executed an Employment Agreement in favor of BED in connection with the BED Loan whereby the Borrower agreed to create and maintain jobs in connection with the Project and further agreed to pay certain damages if those jobs are not created and maintained (the “Employment Agreement”); and,

WHEREAS, BED has entered into a Loan Servicing Agreement with BankWest, Inc., a state chartered financial institution, of Pierre, South Dakota (BankWest), whereby BankWest will act as BED's agent for purposes of closing, funding, receiving payment and servicing the BED Loan with the Borrower, and under which BankWest may take any and all such action on behalf of BED consistent with the terms of the Loan Servicing Agreement and the Borrower’s BED Loan Documents; and,

WHEREAS, part of the inducement and consideration for BED to make the BED Loan to Borrower is the Guarantor’s agreement to guarantee the Borrower’s repayment of the BED Loan and payment of any damages payable under the Employment Agreement as set forth in this Guaranty Agreement;

NOW, THEREFORE, THE PARTIES MUTUALLY AGREE AS FOLLOWS:

1. In consideration of the approval of the BED Loan to Borrower as above described, and for the purpose of inducing BED to make the loan, Guarantor unconditionally guarantees to BED, subject to the terms and conditions set forth herein, the full and complete payment of the BED Loan, as and when the same becomes due and payable, whether by acceleration or otherwise, in accordance with the terms of the Loan Documents, copies of which have been provided to Guarantor, and receipt of which is hereby acknowledged. Guarantor further unconditionally guarantees to BED, subject to the terms and conditions set forth herein, the full and complete payment of any damages payable pursuant to the Employment Agreement.

2. This guaranty is an absolute and completed one and shall be a continuing one and no notice of any indebtedness already or hereafter contracted or acquired by BED or any renewal or extension of any thereof need be given to the Guarantor or any of them. Guarantor waives any notice of the incurring of liabilities by Borrower to BED as set forth in the Loan Documents, and hereby expressly waives demand, presentment, protest and notice of dishonor on any and all forms of such indebtedness, nonpayment, or other default with respect to the BED Loan and the Employment Agreement, and also notice of acceptance of this Guaranty Agreement.

3. Guarantor grants to BED, in its sole discretion and without notice to Guarantor, full power to:

a. Modify or otherwise change any of the terms of all or any part of the indebtedness owed by Borrower to BED, or the rate of interest thereon, but not to increase the principal amount of the Promissory Note to BED, except for those protective advances set forth in the Loan Documents. “Protective advances” are payments pursuant to the terms of the Loan Documents, for items such as insurance or taxes, made for the purpose of protecting the BED’s interests in the Collateral, which amounts are added to the principal amount due from the Borrower.

b. Grant any extension or renewal of, and any other indulgences with respect to the BED Loan and the Employment Agreement, and to effect any release, compromise, or settlement with respect to Borrower and the BED Loan or the Employment Agreement.

c. Enter into any agreement of forbearance with respect to all or any part of the BED Loan or the Employment Agreement, or with respect to all or any Collateral or Premises, and to change the terms of any such agreement.

d. Consent to, or permit the substitution, exchange, or release of all or any part of the Collateral or security at any time mortgaged, hypothecated, or pledged by the Borrower, or any other person on behalf of the Borrower, whether or not the Collateral or security, if any, received by BED on any such substitution, exchange, or release shall be of the same or different character or value from the Collateral or security surrendered by BED.

The obligations of Guarantor pursuant to this Guaranty Agreement shall not be released, discharged, waived, or in any way affected, nor shall Guarantor have any rights or recourse against BED, by reason of any action BED may take or omit to take under the foregoing powers.

4. BED is expressly authorized to forward or deliver any or all Collateral and security which may at any time be placed with it by the Borrower or the Guarantor, or any other person, directly to the Borrower for collection and remittance or for credit, or to collect the same in any other manner and to exchange or surrender with or without consideration any or all of such Collateral and security without notice to the Guarantor and without in any manner affecting the absolute liability of the Guarantor hereunder. The liability of the Guarantor shall not be affected or impaired by any failure, neglect or omission on the part of BED to realize upon any such indebtedness of the Borrower to BED, or upon any Collateral, the Premises, or any other security for any or all such indebtedness, nor by the taking by BED of Collateral, Premises or security of any kind.

5. If the Borrower fails to pay all or any part of the BED Loan or damages arising under the Employment Agreement when due, according to the terms of the Promissory Note, the Employment Agreement and the other Loan Documents, whether at maturity, by acceleration, or otherwise, or if the Borrower fails to pay any liquidated damages due pursuant to the terms of the Employment Agreement, Guarantor shall immediately upon receipt of written demand from BED, pay to BED the amount due and unpaid by Borrower as aforesaid, in like manner as if such amount constituted the direct and primary obligation of the Guarantor. Guarantor also agrees to pay on demand reasonable attorney fees and BED’s costs and expenses incurred in collecting or compromising any claim against the Borrower, or in enforcing this Guaranty Agreement.

6. BED shall not be required before any demand on Guarantor pursuant to this Guaranty Agreement, to make any demand, or pursue or exhaust any of its rights or remedies against the Borrower or others with respect to the payment of the BED Loan, or to pursue or exhaust any of its rights or remedies against the Borrower or others with respect to the Collateral or Premises.

7. Guarantor has no right of subrogation whatsoever with respect to the payments made hereunder, the BED Loan or the Collateral or Premises, until such time as the BED Loan is paid in full.

8. Guarantor agrees to furnish to BED upon execution of this Guaranty Agreement, and annually thereafter, so long as any portion of the BED Loan to Borrower remains unpaid, such financial data as BED may in the exercise of it sole discretion request, including but not limited to a financial statement setting forth in reasonable detail the assets, liabilities and net worth of the Guarantor. Guarantor agrees to execute such authorizations for release of such information as BED may from time to time reasonably request. If Guarantor defaults in providing the financial information required by this section, then the Guarantor shall pay to BED the sum of $200 for each such default. This sum is intended by the parties and shall be considered and treated as liquidated damages due to BED, and not as a penalty. The parties specifically agree that due to the nature of the BED Loan to the Borrower, and the nature of this Guaranty Agreement, it is impracticable or extremely difficult to fix the actual damages resulting from the Guarantor’s breach of this provision of this Guaranty Agreement because failure to provide the information in a timely manner prevents BED from having complete and accurate data concerning its security for the BED Loan to Borrower, and it makes it difficult for BED to protect the continued viability of its revolving loan program.

9. This Guaranty Agreement shall be governed by and construed in accordance with the laws of the State of South Dakota. Any lawsuit pertaining to or affecting this Guaranty Agreement shall be brought in Circuit Court in and for Hughes County, South Dakota, or, at BED’s option, any other court of the Unified Judicial System of the State of South Dakota. Each of the parties hereby irrevocably consents and submits to the jurisdiction of the courts of the Unified Judicial System of the State of South Dakota.

10. This Guaranty Agreement may not be amended except in writing, which writing shall be expressly identified as a part hereof or thereof, and which writing will be signed by an authorized representative of each of the parties.

11. In the event that any provision of this Guaranty Agreement shall be held unenforceable or invalid by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

12. Any required or permitted notice or other communication under this Guaranty Agreement shall be in writing and addressed as follows:

If to BED:	State of South Dakota
Board of Economic Development
c/o Governors Office of Economic Development
711 East Wells Avenue
Pierre, SD 57501-3369

Copy to:	BankWest, Inc.
P.O. Box 998
Pierre, S.D. 57501

If to Guarantor:	Manitex International, Inc.
9725 Industrial Drive,
Bridgeview, IL 60455

Notices required or permitted under this Guaranty Agreement shall be given by and to the Commissioner, Governors Office of Economic Development and Mark Litton, Senior Vice President of BankWest on behalf of BED, and the Guarantor or                     on behalf of the Guarantor, or such authorized designees as either party may from time to time designate in writing. Any such notice or other communication, if mailed, shall be sent by registered or certified mail, return receipt requested. Notices or communications to or between the parties shall be deemed to have been delivered when mailed by registered or certified mail or, if personally delivered, when received by such party.

13. Terms used herein and defined in the Loan Agreement between Borrower and BED shall have the same meaning in this Guaranty Agreement unless the context clearly requires otherwise.

14. Time is of the essence in the performance of the covenants, terms and conditions contained in this Guaranty Agreement. This Guaranty Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors and assigns except that Guarantor may not assign or transfer its rights or obligations hereunder without prior written consent of BED.

IN WITNESS WHEREOF, Guarantor and BED have caused this Guaranty Agreement to be duly executed the date first above written.

SOUTH DAKOTA BOARD OF ECONOMIC DEVELOPMENT

(SEAL)	BY:	/s/ Tony Klein
Tony Klein
	ITS:	Treasurer

Manitex International, Inc.

(SEAL) None	BY:	/s/ David H. Gransee
	ITS:	Vice President

ATTEST:

BY:	/s/ David J. Langevin
ITS:	President

NOTE: Corporate Guarantors must execute this Guaranty Agreement, in corporate name, by duly authorized officer, and seal must be affixed and duly attested.